Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery

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                            JERRY'S FAMOUS DELI, INC.

                      FORM OF NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of common stock, no par value per share, of Jerry's Famous Deli, Inc., a California corporation (the "Company"), are not immediately available; (ii) time will not permit all required documents to reach U.S. Stock Transfer Corporation, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "The Tender Offer--Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        U.S. STOCK TRANSFER CORPORATION

        By Mail:                          By Hand:                   By Overnight Delivery:
U.S. Stock Transfer Corp.        U.S. Stock Transfer Corp.         U.S. Stock Transfer Corp.
1745 Gardena Avenue, Suite 200   1745 Gardena Avenue, Suite 200    1745 Gardena Avenue, Suite 200
Glendale CA  91204               Glendale CA  91204                Glendale CA  91204
Attn:  Transfer Department       Attn:  Transfer Department        Attn:  Transfer Department

                                  By Facsimile:

                        (For Eligible Institutions Only)
                                 (818) 502-0674

                        Confirmation Receipt of Facsimile
                                By Telephone Only
                                 (818) 502-1404

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS,
             OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER,
                         OTHER THAN AS SET FORTH ABOVE,
                      DOES NOT CONSTITUTE A VALID DELIVERY.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

         The undersigned hereby tenders to Jerry's Famous Deli, Inc., a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated April 27, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in "The Tender Offer - Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

 Number of Shares Tendered:__________     SIGN HERE:


_____________________________________     ______________________________________
Certificate Nos.(if available):           Name(s)         (Please Print)

_____________________________________     ______________________________________


_____________________________________     ______________________________________
(Area Code and Telephone Number)          (Address)


Account No.__________________________     ______________________________________
(At the Depository)                       Signature(s)


                                          Dated: ___________________, 2001


                                       2
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                                    Guarantee
                    (Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq trading days after the date hereof. A "Nasdaq trading day" is a day on which the New York Stock Exchange is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Dated:_______________________, 2001   __________________________________________
                                                        (Firm)

                                      __________________________________________
                                                       (Address)

                                      __________________________________________
                                      Sign Here:

                                      __________________________________________
                                                   (Authorized Agent)

                                      __________________________________________
                                      (City, State)             (Zip Code)

                                      __________________________________________
                                          (Area Code and Telephone Number)


THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OT TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.